UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As more fully discussed below in Item 4.02, on March 5, 2013, Sequenom, Inc. (the “Company,” “we” or “our”) concluded that its previously-filed annual and interim financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 including the financial statements for the quarterly periods within those years and through September 30, 2012 (the “Relevant Periods”), including the reports of Ernst & Young LLP, our independent registered public accounting firm, for each of the years ended December 31, 2011, 2010 and 2009, should no longer be relied upon.

As described below, following the correction of an accounting classification error, our reported revenues and net loss are unchanged for the Relevant Periods.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 5, 2013, management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) determined that certain of the Company’s annual and interim financial statements, earnings press releases and similar communications previously issued by the Company should no longer be relied upon. Similarly, the reports of Ernst & Young LLP for the years ended December 31, 2011, 2010 and 2009 on the financial statements and the effectiveness of internal control over financial reporting should no longer be relied upon.

During the preparation process for the Company’s 2012 Annual Report on Form 10-K (the “2012 Form 10-K”), we identified an accounting classification error in our previously issued consolidated financial statements during the Relevant Periods, as described below.

In periods prior to the fourth quarter of 2012, we classified certain field service personnel and related costs that support genetic analysis services revenue as selling and marketing expense on our consolidated statements of operations. In the restated consolidated financial statements, we have correctly classified these costs as cost of genetic analysis product sales and services. The correction had the effect of increasing cost of genetic analysis product sales and services in the years ended December 31, 2011, 2010 and 2009 by $3.1 million, $3.3 million, and $2.8 million, respectively, and for the nine months ended September 30, 2012 by $2.3 million and decreased selling and marketing expense in a like amount in our consolidated financial statements. The increased cost of revenue reduced gross margin by the same amount and was offset by decreased total operating expenses for each period presented. Our revenues and net loss are unchanged for the Relevant Periods following the correction of the accounting classification error.

The classification error has been determined to be material to the related line items in the Company’s annual and interim financial statements during the Relevant Periods.

The Company intends to include restated financial statements for the Relevant Periods in its upcoming 2012 Form 10-K, which will be filed as soon as practicable after the completion of preparation of the restated financial statements and an audit thereof for the years ended December 31, 2011 and 2010.

2.

In connection with their evaluation of our disclosure controls and procedures for the 2012 Form 10-K, the Company’s Chief Executive Officer and Chief Financial Officer concluded that a material weakness in our internal control over financial reporting existed as of December 31, 2011 and as of each of the quarter-end periods in 2012 up to and including September 30, 2012.

The Audit Committee has discussed the matters described in this Item 4.02 with Ernst & Young LLP.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, but not limited to, statements regarding our preliminary restated results and other items based on our current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to changes in the correction of the misclassification of costs described above, and other risks detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions the reader that these factors, as well as other factors described in our filings with the Securities and Exchange Commission, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. We also caution the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect actual outcomes.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: March 7, 2013	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President and General Counsel

4.